Exhibit 99.1

Rithm Capital Corp. Announces Fourth Quarter and Full Year 2022 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the fourth quarter ended and full year ended December 31, 2022:

Fourth Quarter 2022 Financial Highlights:

•GAAP net income of $81.8 million, or $0.17 per diluted common share(1)
•Earnings available for distribution of $156.9 million, or $0.33 per diluted common share(1)(2)
•Common dividend of $118.6 million, or $0.25 per common share
•Book value per common share of $12.00(1)

Full Year 2022 Financial Highlights:

•GAAP net income of $864.8 million, or $1.80 per diluted common share(1)
•Earnings available for distribution of $633.1 million, or $1.31 per diluted common share(1)(2)
•Common dividend of $470.4 million, or $1.00 per common share

	Q4 2022		Q3 2022		FY 2022		FY 2021
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.17		$0.26		$1.80		$1.51
GAAP Net Income	$81.8	million	$124.5	million	$864.8	million	$705.5	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.33		$0.32		$1.31		$1.48
Earnings Available for Distribution(2)	$156.9	million	$153.0	million	$633.1	million	$694.2	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25		$1.00		$0.90
Common Dividend	$118.6	million	$118.4	million	$470.4	million	$409.6	million

“2022 was a transformational year for our company, highlighted by our transition from New Residential to Rithm,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “We delivered on our message of preparing our business for a higher rate environment by not fighting the Fed and by being defensive with our capital deployment. This past year, in a very challenging and volatile market environment, we produced a 15% GAAP (or 11% EAD) return on equity, grew book value by roughly 5% and generated nearly 14% in total economic return for our shareholders.”

“The Rithm platform is growing. We’ve added great people to the team and have extended our reach as we pivot towards being an alternative asset manager. With the launch of our private capital business, the addition of the GreenBarn commercial real estate team, and the growth of the Genesis business, our evolution is well underway.”

“We expect 2023 to present material opportunities for Rithm and our operating companies. We will continue to invest in our core strategies while expanding in the new areas highlighted above. We are excited about our private capital business which should generate new and recurring fee streams for our shareholders while driving the next phase of our growth. I am proud of what we’ve accomplished thus far and look forward to the future of Rithm.”

Fourth Quarter 2022 Company Highlights:
•Origination & Servicing (Mortgage Company)
•Combined segment pre-tax income of $23.9 million(3)
•Quarterly origination funded production unpaid principal balance (“UPB”) of $7.9 billion
•Estimated Q1’23 funded origination volume of approximately $5 to $7 billion

•Total Rithm MSR Portfolio Summary
•MSR portfolio totaled $609 billion in UPB at December 31, 2022 compared to $615 billion UPB at September 30, 2022(4)
◦Portfolio average CPR of approximately 5%
•Servicer advance balances of $3.2 billion as of December 31, 2022, relatively flat compared to balances as of December 31, 2021

•Residential Securities, Properties and Loans
•Closed one Non-QM securitization representing approximately $262 million UPB of collateral
•Mortgage Loans Receivable
•Quarterly origination funded production of $481 million through Genesis Capital LLC

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 480,852,723 and 476,796,757 weighted average diluted shares for the quarters ended December 31, 2022 and September 30, 2022, respectively. Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 481,636,125 and 467,665,006 weighted average diluted shares for the years ended December 31, 2022 and 2021, respectively. Per share calculations of Book Value are based on 473,715,100 common shares outstanding as of December 31, 2022.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Wednesday, February 8, 2023 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Fourth Quarter and Full Year 2022 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10175154/f5b3ebf040.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, February 15, 2023 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “5404525.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	December 31, 2022	September 30, 2022	2022	2021
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$452,923	$453,163	$1,831,964	$1,559,554
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(108,914), $(141,616), $(631,120), and $(1,192,646), respectively)	(162,028)	(17,178)	732,750	(575,353)
Servicing revenue, net	290,895	435,985	2,564,714	984,201
Interest income	365,541	273,379	1,075,981	810,896
Gain on originated residential mortgage loans, held-for-sale, net	105,966	203,479	1,086,232	1,826,909
	762,402	912,843	4,726,927	3,622,006
Expenses
Interest expense and warehouse line fees	283,250	218,089	791,001	497,308
General and administrative	189,295	214,624	875,428	864,028
Compensation and benefits	208,185	290,984	1,231,446	1,159,810
Management fee to affiliate	—	—	46,174	95,926
Termination fee to affiliate	—	—	400,000	—
	680,730	723,697	3,344,049	2,617,072
Other income (loss)
Change in fair value of investments, net	521,109	968,340	1,108,290	11,723
Gain (loss) on settlement of investments, net	(511,345)	(1,004,454)	(1,359,679)	(234,561)
Other income (loss), net	(3,650)	23,242	131,312	181,712
	6,114	(12,872)	(120,077)	(41,126)
Income before income taxes	87,786	176,274	1,262,801	963,808
Income tax expense (benefit)	(18,047)	22,084	279,516	158,226
Net income	$105,833	$154,190	$983,285	$805,582
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,668	7,307	28,766	33,356
Dividends on preferred stock	22,411	22,427	89,726	66,744
Net income (loss) attributable to common stockholders	$81,754	$124,456	$864,793	$705,482

Net income (loss) per share of common stock
Basic	$0.17	$0.27	$1.84	$1.56
Diluted	$0.17	$0.26	$1.80	$1.51
Weighted average number of shares of common stock outstanding
Basic	473,715,100	467,974,962	468,836,718	451,276,742
Diluted	480,852,723	476,796,757	481,636,125	467,665,006

Dividends declared per share of common stock	$0.25	$0.25	$1.00	$0.90

Consolidated Balance Sheets
($ in thousands, except share data)

	December 31, 2022 (Unaudited)	December 31, 2021
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,889,403	$6,858,803
Real estate and other securities	8,289,277	9,396,539
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	816,275	1,077,224
Residential mortgage loans, held-for-sale ($3,297,271 and $11,214,924 at fair value, respectively)	3,398,298	11,347,845
Single-family rental properties, held-for-investment	971,313	579,607
Mortgage loans receivable, at fair value	2,064,028	1,515,762
Residential mortgage loans subject to repurchase	1,219,890	1,787,314
Cash and cash equivalents	1,336,508	1,332,575
Restricted cash	281,126	195,867
Servicer advances receivable	2,825,485	2,855,148
Receivable for investments sold	473,126	—
Other assets	1,914,607	2,795,506
	$32,479,336	$39,742,190
Liabilities and Equity

Liabilities
Secured financing agreements	$11,257,736	$20,592,884
Secured notes and bonds payable ($632,404 and $511,107 at fair value, respectively)	10,098,943	8,644,810
Residential mortgage loan repurchase liability	1,219,890	1,787,314
Unsecured senior notes, net of issuance costs	545,056	543,293
Payable for investments purchased	731,216	—
Due to affiliates	—	17,819
Dividends payable	129,760	127,922
Accrued expenses and other liabilities	1,486,667	1,358,768
	25,469,268	33,072,810
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 52,210,000 issued and outstanding, $1,299,104 and $1,305,250 aggregate liquidation preference, respectively	1,257,254	1,262,481
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 473,715,100 and 466,758,266 issued and outstanding, respectively	4,739	4,669
Additional paid-in capital	6,062,019	6,059,671
Retained earnings (accumulated deficit)	(418,662)	(813,042)
Accumulated other comprehensive income	37,651	90,253
Total Rithm Capital stockholders’ equity	6,943,001	6,604,032
Noncontrolling interests in equity of consolidated subsidiaries	67,067	65,348
Total equity	7,010,068	6,669,380
	$32,479,336	$39,742,190

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-cash deferred compensation expense; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution. Realized gains or losses on the sale of originated residential mortgage loans had no impact on earnings available for distribution in any prior period, but may impact earnings available for distribution in future periods.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Year Ended December 31,
	December 31, 2022	September 30, 2022	2022	2021
Net income attributable to common stockholders	$81,754	$124,456	$864,793	$705,482
Adjustments:
Impairment	690	6,744	14,962	(47,744)
Change in fair value of investments, net	(465,677)	(1,092,789)	(2,469,853)	(614,782)
(Gain) loss on settlement of investments, net	515,767	1,015,701	1,402,771	336,463
Other (income) loss, net	44,317	68,336	105,941	48,329
Non-capitalized transaction-related expenses	2,219	4,450	24,404	53,372
Termination fee to affiliate	—	—	400,000	—
Preferred stock management fee to affiliate	—	—	8,661	14,111
Deferred taxes	(26,348)	22,081	271,167	151,200
Interest income on residential mortgage loans, held-for-sale	1,838	1,834	3,125	43,971
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	2,319	2,215	7,104	3,772
Earnings available for distribution	$156,879	$153,028	$633,075	$694,174

Net income per diluted share	$0.17	$0.26	$1.80	$1.51
Earnings available for distribution per diluted share	$0.33	$0.32	$1.31	$1.48

Weighted average number of shares of common stock outstanding, diluted	480,852,723	476,796,757	481,636,125	467,665,006

SEGMENT INFORMATION
($ in thousands)

	Origination and Servicing			Residential Securities, Properties and Loans
Fourth Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$364,673	$88,250	$—	$—	$—	$—	$452,923
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(108,914))	—	(151,389)	(10,639)	—	—	—	—	(162,028)
Servicing revenue, net	—	213,284	77,611	—	—	—	—	290,895
Interest income	30,498	68,733	62,836	110,703	20,661	53,119	18,991	365,541
Gain on originated mortgage loans, held-for-sale, net	115,357	3,862	—	—	(13,253)	—	—	105,966
Total revenues	145,855	285,879	140,447	110,703	7,408	53,119	18,991	762,402
Interest expense	34,992	70,254	29,663	85,870	25,264	25,651	11,556	283,250
G&A and other	177,283	126,099	40,616	1,317	13,137	18,028	21,000	397,480
Total operating expenses	212,275	196,353	70,279	87,187	38,401	43,679	32,556	680,730
Change in fair value of investments, net	—	—	(1,173)	534,610	(9,346)	6,983	(9,965)	521,109
Gain (loss) on settlement of investments, net	—	50	(965)	(530,850)	13,319	7,034	67	(511,345)
Other income (loss), net	961	(247)	(3,511)	(1,648)	21,660	(897)	(19,968)	(3,650)
Total other income (loss)	961	(197)	(5,649)	2,112	25,633	13,120	(29,866)	6,114
Income (loss) before income taxes	(65,459)	89,329	64,519	25,628	(5,360)	22,560	(43,431)	87,786
Income tax expense (benefit)	(16,311)	(5,472)	6,912	—	(946)	(2,229)	(1)	(18,047)
Net income (loss)	(49,148)	94,801	57,607	25,628	(4,414)	24,789	(43,430)	105,833
Noncontrolling interests in income (loss) of consolidated subsidiaries	551	—	2,720	—	—	—	(1,603)	1,668
Dividends on preferred stock	—	—	—	—	—	—	22,411	22,411
Net income (loss) attributable to common stockholders	$(49,699)	$94,801	$54,887	$25,628	$(4,414)	$24,789	$(64,238)	$81,754

As of December 31, 2022
Total Assets	$2,491,107	$10,098,976	$5,443,547	$8,923,620	$2,577,698	$2,367,698	$576,690	$32,479,336
Total Rithm Capital stockholder’s equity	$355,492	$3,265,986	$2,123,357	$716,372	$367,819	$608,301	$(494,326)	$6,943,001

	Origination and Servicing			Residential Securities, Properties and Loans
Third Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$354,171	$98,992	$—	$—	$—	$—	$453,163
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(141,616))	—	40,401	(57,579)	—	—	—	—	(17,178)
Servicing revenue, net	—	394,572	41,413	—	—	—	—	435,985
Interest income	41,862	55,844	15,401	76,908	19,186	42,335	21,843	273,379
Gain on originated mortgage loans, held-for-sale, net	214,703	5,980	—	—	(17,204)	—	—	203,479
Total revenues	256,565	456,396	56,814	76,908	1,982	42,335	21,843	912,843
Interest expense	31,345	56,650	26,033	51,822	21,242	18,888	12,109	218,089
G&A and other	283,798	132,160	43,388	921	12,220	15,241	17,880	505,608
Total operating expenses	315,143	188,810	69,421	52,743	33,462	34,129	29,989	723,697
Change in fair value of investments, net	—	—	(8,711)	887,898	67,797	27,201	(5,845)	968,340
Gain (loss) on settlement of investments, net	—	(549)	(1,454)	(1,018,354)	14,032	1,871	—	(1,004,454)
Other income (loss), net	1,368	(74)	923	(2,799)	11,448	5,710	6,666	23,242
Total other income (loss)	1,368	(623)	(9,242)	(133,255)	93,277	34,782	821	(12,872)
Income (loss) before income taxes	(57,210)	266,963	(21,849)	(109,090)	61,797	42,988	(7,325)	176,274
Income tax expense (benefit)	(14,243)	51,032	(7,197)	—	(5,564)	(1,940)	(4)	22,084
Net income (loss)	(42,967)	215,931	(14,652)	(109,090)	67,361	44,928	(7,321)	154,190
Noncontrolling interests in income (loss) of consolidated subsidiaries	471	—	(139)	—	—	—	6,975	7,307
Dividends on preferred stock	—	—	—	—	—	—	22,427	22,427
Net income (loss) attributable to common stockholders	$(43,438)	$215,931	$(14,513)	$(109,090)	$67,361	$44,928	$(36,723)	$124,456

As of September 30, 2022
Total Assets	$3,875,126	$10,314,954	$5,618,234	$10,081,229	$2,571,458	$2,170,411	$703,123	$35,334,535
Total Rithm Capital stockholder’s equity	$492,543	$3,107,614	$2,321,904	$723,082	$323,259	$557,513	$(535,344)	$6,990,571

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a manager of assets and investments focused on the real estate and financial services industries. The Company seeks to provide attractive risk-adjusted returns across interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, Rithm Capital has delivered approximately $4.4 billion in dividends to shareholders. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com